Exhibit 5.1

                                  June 8, 2000

Board of Directors
Tanox, Inc.
10301 Stella Link, Suite 110
Houston, Texas  77025-5497

      Re: Tanox, Inc. 1987 Stock Option Plan, 1992 Non-Employee Directors' Stock Option Plan, 1997 Stock Option Plan and 2000 Non-Employee Directors' Stock Option Plan

Ladies and Gentlemen:

      We are rendering this opinion in connection with the preparation and filing by Tanox, Inc. (the Company") of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of shares of the Company's common stock, par value $.01 per share (the "Shares"), which will be issuable upon exercise of options granted under the above referenced plans (the "Plans") and certain written compensatory agreements (the "Advisory Agreements").

      We have acted as the Company's counsel in connection with preparing the Registration Statement. We have examined the Registration Statement, the Company's Certificate of Incorporation and Bylaws, each as amended to date, the corporate proceedings with respect to the registration of the Shares and such other documents and instruments as we have deemed relevant or appropriate to express the opinions stated in this letter.

      We have assumed (i) the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, (ii) the conformity to original documents of all records, certificates and other instruments submitted to us as copies, (iii) the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and (iv) the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor in conformance with the terms and conditions of the Plans and the Advisory Agreements, will be validly issued, fully paid, and nonassessable.

      The foregoing opinion is limited to the Delaware General Corporation Law and the federal laws of the United States.

      We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement and in Item 5, "Interests of Named Experts and Counsel", of Part II of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                    Very truly yours,

                                    Chamberlain, Hrdlicka, White,
                                    Williams & Martin